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                                                                    EXHIBIT 10.1

                                PLANTRONICS, INC.
                     NON-EMEA QUARTERLY PROFIT-SHARING PLAN
                            Effective March 26, 2000


1.1    INTRODUCTION

       The Plantronics, Inc. Non-EMEA Quarterly Profit Sharing Plan is structured to provide associates in the North, Central and South America, Asia, and the Pacific region with an ability to share in company profitability based on their combined efforts. At the end of each quarter, adjusted Company profit will be determined and a bonus pool created using 5% of adjusted Company pre-tax profit. Funds in the pool will be disbursed to eligible associates according to their prorata eligible earnings for the quarter.

2.1    DEFINITIONS

       Adjusted Profit              Consolidated Company pre-tax earnings and profits --
                                    including all expenses and changes other than i) federal
                                    and foreign tax and ii) extraordinary gains or losses as
                                    defined by the Financial Accounting Standards Board, and
                                    following an addback of profit sharing estimates
                                    previously expensed during the period.

       Beneficiary:                 Any legally entitled beneficiary to an employee's estate
                                    and corresponding entitlement to payment under the Plan,
                                    as established by Human Resources.

       Company:                     Plantronics, Inc. or a successor entity or corporation
                                    that may, at its sole discretion, choose to continue
                                    this Plan.

       Consultant:                  Any person who provides service to the Company under a
                                    Consulting Agreement with Plantronics, Inc. or through
                                    employment by an outside agency, contract service, or
                                    educational institution and who is so designated as a
                                    Consultant by Human Resources.

       Disability/Death:            A permanent medical condition that renders the associate
                                    unable to perform usual duties and requires the
                                    Participant to cease employment with the Company.  A
                                    Participant or Beneficiaries seeking Disability or Death
                                    benefits under this Plan shall be required to provide
                                    evidence and records as appropriate for Human Resources
                                    to determine whether Disability or Death have occurred.

       Effective Date:              The Effective Date of the Plan is March 26, 2000.

       Eligible Associate:          All active indirect Company employees providing service
                                    through a Participating Employer payroll except those
                                    designated as a Consultant by Human Resources.

       Eligible Earnings:           All current base compensation paid or payable in cash by
                                    the Participating Employer to a Participant for services
                                    performed during the Fiscal Quarter.  Compensation shall
                                    not include overtime, bonuses, severance, sales
                                    commissions, or other cash incentive payments, but will
                                    include vacation, disability pay and sick pay.


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                                PLANTRONICS, INC.
                     NON-EMEA QUARTERLY PROFIT-SHARING PLAN
                            Effective March 26, 2000

       Fiscal Quarter:              The stated Company quarterly financial accounting
                                    periods during each Fiscal Year ending on the Saturday
                                    closest to June 30, September 31, December 31 and March
                                    31 each year.

       Lay-off The termination of employment by the Company under an announced Layoff program due to lack of work or the re-positioning of work within the Company for which the employee has received severance payments from the Company, and as determined by Human
                                    Resources.

       Leave of Absence             An authorized leave of absence during the Fiscal Quarter
                                    that has been approved by Human Resources

       Participant:                 Any Eligible Associate who provides service to the
                                    Company during a Fiscal Quarter and is employed with the
                                    Company on the last day of the Fiscal Quarter.

       Participating Employers:     All non-EMEA subsidiaries and divisions and their
                                    payrolling agencies are the Participating Employers
                                    under this Plan. Non-EMEA organizations are those
                                    outside the Plantronics, Inc. Europe, Middle East, and
                                    Asia division -- including but not limited to locations
                                    in North America, Central and South America, Asia, and
                                    the Pacific region.

       Payroll Quarter:             The stated Participating Employer payroll period that
                                    corresponds to a Fiscal Quarter, as determined by the
                                    local Payroll or Human Resource Manager with such
                                    responsibility.

       Plan                         The Plantronics, Inc. Non-EMEA Quarterly Profit Sharing
                                    Plan.

       Retirement                   The associate's termination of employment based on
                                    company defined and allowed retirement from service,
                                    as determined by Human Resources.

       Transfer-In:                 The transfer of an Eligible Employee from an EMEA
                                    subsidiary or division payroll to a Non-EMEA subsidiary
                                    or division payroll.

       Transfer-Out:                The transfer of an Eligible Employee from a Non-EMEA
                                    subsidiary or division payroll to an EMEA subsidiary or
                                    division payroll.


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                                PLANTRONICS, INC.
                     NON-EMEA QUARTERLY PROFIT-SHARING PLAN
                            Effective March 26, 2000

III.   ELIGIBILITY

       3.1    PARTICIPATION

              For each Fiscal Quarter following the Effective Date, a Non-EMEA associate is a Participant if they are considered an Eligible Associate on the last working day of the Fiscal Quarter. Eligible Earnings for each Participant during the quarter are determined based on prorated earnings during the Payroll Quarter, based on the Participant's actual payroll earnings in the Non-EMEA division or subsidiary. Payroll and Fiscal Quarters do not necessarily match the same time periods during a quarter.

       3.2    DEATH/DISABILITY/RETIREMENT/LAYOFF/LEAVE OF ABSENCE/TRANSFER-OUT

              Any Eligible Employee who ceases employment with the Company for reason of Death, Disability, Retirement, Layoff, Leave of Absence or Transfer-Out will be considered a Participant through the end of that Fiscal Quarter. Payment will be calculated based on the Eligible Earnings earned during that quarter.

       3.3    TRANSFER-IN

              Any Eligible Employee who Transfers-In during a Fiscal Quarter will have payment calculated based on the Eligible Earnings earned during that quarter from a Participating Employer.

       3.4    OTHER TERMINATING EVENTS

              Any Eligible Employee who ceases employment with the Company for reasons other than Death, Disability, Retirement, Layoff, or Leave of Absence during the Fiscal Quarter -- whether voluntary or involuntary -- will no longer be considered a Participant in the Plan.

IV.    PROFIT SHARING POOL FUNDING

       As soon as practicable at the end of any fiscal quarter and following review of financial statements by an independent accounting firm, a profit sharing pool will be funded by the Company in an amount equal to 5% of Adjusted Profit for distribution under this Plan.

V.     METHOD OF CALCULATION

       Once the Profit Sharing Pool is created, these funds are allocated to individual Participants, based on their prorata share of total Eligible Earnings. The method for determining the individual allocation shall be the Eligible Earnings paid to a Participant during the Fiscal Quarter divided by the aggregate Eligible Earnings paid to all Participants during the same Fiscal Quarter.

VI.    METHOD OF PAYMENT

       Upon completion of appropriate calculations and approval to proceed, each Participating Employer will pay to the Participant the amount determined under the Method of Calculation in a cash payment, subject to any locally required tax withholding. Payment will be made as soon as practicable following the completion of the review of Fiscal Quarter financials by an independent accounting firm.


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                                PLANTRONICS, INC.
                     NON-EMEA QUARTERLY PROFIT-SHARING PLAN
                            Effective March 26, 2000

VII.   ADMINISTRATION COMMITTEE

       An internal Administration Committee consisting of the Chief Executive Officer, Chief Financial Officer and each Participating Employer Human Resource and Payroll Manager administers the Plan. The Company indemnifies the committee members from all liability or claim against them.

VIII.  PLAN AMENDMENT OR TERMINATION

       The Plan can be amended or terminated by the Administration Committee at any time, for any reason, either retroactively or prospectively.

IX.    RIGHTS AND CLAIMS UNDER THE PLAN

       The Company intends to make contributions to the Plan indefinitely, however, the Company is not under any obligation or liability to continue its contributions to the Plan or to maintain the Plan for any given length of time. The Company may discontinue contributions or terminate the Plan with respect to all or part of the Participating Associates at any time.

       Any payment to a Participant or his/her Beneficiary, in accordance with the Plan, shall to the extent thereof be in full satisfaction of all claims such person may have against the Company. The Company may require the Participant or Beneficiary to execute a receipt and release as a condition precedent to payment, in a manner determined by the Administrative Committee.

       Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund or payment from such fund shall be construed so as to grant a Participant any legal or equitable right or any presumed contract of employment with the Company.